EXHIBIT 4.2

NUMBER	SHARES
*****	*****

ZIONS BANCORPORATION

TOTAL AUTHORIZED: 250,000 SHARES

Series E Fixed-Rate Resettable Non-Cumulative Perpetual Preferred Stock

WITHOUT PAR VALUE

THIS CERTIFIES THAT                      is the registered holder of                      Shares of Series E Fixed-Rate Resettable Non-Cumulative Perpetual Preferred Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this      day of                      A.D. 20     .

UPON REQUEST, AND WITHOUT CHARGE, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF THE COMMON STOCK AND PREFERRED STOCK (INCLUDING ALL SERIES THEREOF) OF THE CORPORATION.

For the value received,                         hereby sell, assign and transfer unto              Shares represented by the within Certificate and do hereby irrevocably constitute and appoint                      Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated A.D. 20
In the presence of